UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2021

SURFACE ONCOLOGY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38459	46-5543980
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

50 Hampshire Street, 8th Floor
Cambridge, MA	02139
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (617) 714-4096

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.0001	SURF	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 9, 2021, Daniel S. Lynch resigned from his position as a member and Chairman of the Board of Directors (the “Board”) of Surface Oncology, Inc. (the “Company”), effective April 1, 2021. Mr. Lynch’s resignation was not the result, in whole or in part, of any disagreement with the Company. The Company expects to enter into a Senior Advisor Agreement with Mr. Lynch prior to the effective date of his resignation, providing for specified consulting services. The terms of the consulting agreement have not yet been finalized.

On February 9, 2021, J. Jeffrey Goater resigned from his position as the Company’s Chief Executive Officer, effective April 1, 2021, and was appointed by the Board to serve as the Chairman of the Board, effective April 1, 2021. Mr. Goater’s resignation was not the result, in whole or in part, of any disagreement with the Company. In connection with his resignation as the Company’s Chief Executive Officer, Mr. Goater and the Company entered into a Transition and CEO Support Agreement (the “Transition Agreement”) pursuant to which, (i) from February 9, 2021 through March 31, 2021, Mr. Goater will continue serve as the Company’s Chief Executive Officer and will receive an annual base salary of $555,800 and be eligible for a prorated bonus of $76,423, (ii) from April 1, 2021 through September 30, 2021, Mr. Goater will provide services to the Company as a senior advisor to the Company’s Chief Executive Officer and receive an annual base salary of $420,000 and be eligible for a target bonus of up to $105,000, and (iii) from October 1, 2021 through March 31, 2022, Mr. Goater will serve as Chairman of the Board and receive board fees of $70,000 per year. In the event that Mr. Goater resigns prior to April 1, 2021, with the approval of the Company, and commences employment with a company that is not a competitor of the Company, Mr. Goater shall forgo his senior advisor role and serve as Chairman of the Board through March 31, 2022 and receive board fees of $70,000 per year. The date on which Mr. Goater ceases to serve as an employee and serves only as the Chairman of the Board is referred to as his Separation Date. Any equity awards granted to Mr. Goater prior to December 31, 2020 (the “Historical Grants”) will continue to vest through the earlier of March 31, 2022 and the last day of his Service Relationship (as defined in the Transition Agreement), such date being the Final Vesting Date. The exercise period of all vested Historical Grants held by Mr. Goater at the Final Vesting Date shall be extended until twelve months following the Final Vesting Date. In connection with the Transition Agreement, and subject to his continued Service Relationship, on April 1, 2021, Mr. Goater will receive (i) options to purchase 30,000 shares of the Company’s common stock (the “CEO Support Period Grant”) and (ii) options to purchase 39,825 shares of the Company’s common stock (the “Board Chair Grant”). Half of the CEO Support Period Grant will vest monthly through the earlier of September 30, 2021 and the termination of his Service Relationship, and the remainder of the CEO Support Period Grant will vest monthly through the earlier of March 31, 2022 and the termination of his Service Relationship. 35,400 of the Board Chair Grant will vest on March 31, 2022, subject to his continued Service Relationship, and 4,425 of the Board Chair Grant will vest monthly from April 1, 2022 through the earlier of June 30, 2022 and the termination of his Service Relationship. All of Mr. Goater’s Historical Grants and CEO Support Grants will accelerate in full if the Separation Date occurs during a Change in Control Period (as defined in Mr. Goater’s current employment agreement). The foregoing description of the Transition Agreement is a summary only and is qualified in its entirety by reference to the full text of the Transition Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On February 9, 2021, the Board appointed Robert W. Ross, M.D., previously the Company’s Chief Medical Officer, as Chief Executive Officer, effective April 1, 2021. The Board also appointed Dr. Ross as a member of the Board, effective April 1, 2021. Dr. Ross’s appointment to the Board fills the vacancy resulting from Mr. Lynch’s resignation. Dr. Ross will serve as a “Class II” director for a term that ends at the 2023 annual meeting of stockholders. Upon the recommendation of the Compensation Committee, the Company also entered into an Amended and Restated Employment Agreement (the “CEO Employment Agreement”) with Dr. Ross, pursuant to which, upon the effective date of his appointment as Chief Executive Officer, Dr. Ross’s base salary will be $525,000, and he will be eligible to earn an annual bonus with a target amount equal to 50% of his base salary. In connection with his appointment as the Chief Executive Officer, Mr. Ross received a one-time grant of options to purchase 484,280 shares of the Company’s common stock, which will vest monthly from April 1, 2021 until April 1, 2025, subject to his continued Service Relationship (as defined in the CEO Employment Agreement). Dr. Ross is also eligible to participate in the employee benefit plans available to the Company’s employees, subject to the terms of those plans. The foregoing description of the CEO Employment Agreement is a summary only and is qualified in its entirety by reference to the full text of the CEO Employment Agreement which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

In connection with the appointments described above, the Company issued a press release on February 11, 2021, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Transition and CEO Support Agreement, dated February 9, 2020, by and between J. Jeffrey Goater and Surface Oncology, Inc.

10.2	Amended and Restated Employment Agreement, dated February 9, 2020, by and between Robert Ross, M.D. and Surface Oncology, Inc.

99.1	Press release issued by Surface Oncology, Inc. on February 11, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Surface Oncology, Inc.

Date: February 11, 2021	By:	J. Jeffrey Goater
J. Jeffrey Goater
President and Chief Executive Officer